                                                        Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          CREDIT ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)

           Michigan                                     38-1999511
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                       25505 West Twelve Mile, Suite 3000
                           Southfield, Michigan 48034
          (Address of principal executive offices, including zip code)

                          CREDIT ACCEPTANCE CORPORATION
        1992 STOCK OPTION PLAN, AS AMENDED AND RESTATED THROUGH MAY 1999
                            (Full title of the Plan)

                                Brett A. Roberts
                       25505 West Twelve Mile, Suite 3000
                           Southfield, Michigan 48034
                                 (248) 353-2700
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                  Mark A. Metz
                               Dykema Gossett PLLC
                             400 Renaissance Center
                             Detroit, Michigan 48243
                                 (313) 568-5434

                         CALCULATION OF REGISTRATION FEE

Title of             Proposed Maximum    Proposed Maximum      Amount of
Securities to         Amount to be          Offering           Aggregate        Registration
be Registered          Registered        Price Per Share*    Offering Price*        Fee
------------------------------------------------------------------------------------------------
Common Stock       4,000,000 shares**        $ 9.27           $ 37,080,000          $ 9,270


* The price shown is the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on August 7, 2001, in accordance with Rule 457(h).
** The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a).

              In accordance with general instruction E to Form S-8, Credit Acceptance Corporation (the "Company") hereby incorporates by reference the contents of its Registration Statements on Form S-8 (nos. 33-64876 and 33-80339) filed June 23, 1993 and December 13, 1995.


Item 8.       EXHIBITS

              The following exhibits are filed with this registration statement:

              5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder

              23.1          Consent of Deloitte & Touche LLP

              23.2          Consent of Dykema Gossett PLLC (contained in Exhibit
                            5)

              99 Credit Acceptance Corporation 1992 Stock Option Plan, as amended and restated (filed as exhibit 10(f)(4) to the Company's Form 10-Q for the period ended June 30, 1999 and incorporated herein by reference)

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on August 10, 2001.

CREDIT ACCEPTANCE CORPORATION


By:
     Donald A. Foss
Its: Chairman of the Board, President and Chief Executive Officer

                                POWER OF ATTORNEY

              KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald A. Foss, Brett A. Roberts and Matthew F. Hilzinger, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, and to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities on August 10, 2001.

        Signature                                   Title
        ---------                                   -----


/s/ Donald A. Foss                  Chairman of the Board, Chief Executive
----------------------------             Officer and Director
Donald A. Foss                           (Principal Executive Officer)

/s/ Matthew F. Hilzinger            Executive Vice President of Finance
----------------------------             (Principal Financial Officer)
Matthew F. Hilzinger



/s/ Linda M. Cardinale              Vice President - Accounting
----------------------------             (Principal Accounting Officer)
Linda M. Cardinale

----------------------------        Director
Harry E. Craig


/s/ Sam M. Lafata                   Director
----------------------------
Sam M. Lafata


----------------------------        Director
Daniel P. Leff


/s/ Thomas N. Tryforos              Director
----------------------------
Thomas N. Tryforos

                                INDEX TO EXHIBITS



Number     Description
------     -----------

5          Opinion of Dykema Gossett PLLC

23.1       Consent of Deloitte & Touche LLP